Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FIRST QUARTER 2013 RESULTS

RALEIGH, NC - May 7, 2014, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial results for the first quarter of 2014.

Highlights

•	Total Investment Portfolio at Fair Value: $690.0 million

•	Total Net Assets (Equity): $438.6 million

•	Net Asset Value Per Share (Book Value): $15.72

•	Weighted Average Yield on Debt Investments: 13.9%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 21.0%

•	Investment Portfolio Activity for the Quarter Ended March 31, 2014

•	Cost of investments made during the period: $77.5 million

•	Principal repayments during the period: $49.5 million

•	Proceeds related to the sale of equity investments during the period: $2.3 million

•	Financial Results for the Quarter Ended March 31, 2014

•	Total investment income: $24.0 million

•	Net investment income: $13.8 million

•	Net investment income per share: $0.50

•	Dividends paid per share: $0.54

•	Capital gain distributions paid per share: $0.15

•	Net realized gains: $0.1 million

•	Net increase in net assets resulting from operations: $12.5 million

•	Net increase in net assets resulting from operations per share: $0.45

In commenting on the Company’s results, Garland S. Tucker, III, Chairman and Chief Executive Officer, stated, “The first quarter represented the beginning of the more active year we are expecting 2014 to be, with new portfolio investments totaling more than $77 million.  In addition to our normal quarterly dividend of $0.54 per share, the first quarter also included the first of our two special distributions to shareholders of $0.15 per share.  Our activity during the quarter supports our optimism for the year, as we believe the lower middle market is poised to provide attractive investment opportunities during the balance of 2014.”

First Quarter 2014 Results

Total investment income during the first quarter of 2014 was $24.0 million, compared to total investment income of $24.5 million for the first quarter of 2013, representing a decrease of 1.7%. This decrease was primarily attributable to a $0.5 million decrease in total loan interest (including PIK interest), fee and dividend income.

Net investment income during the first quarter of 2014 was $13.8 million, compared to net investment income of $15.2 million for the first quarter of 2013, representing a decrease of 9.1%. The Company’s net investment income per share during the first quarter of 2014 was $0.50, based on a weighted average share count of 27.8 million, as compared to $0.56 per share during the first quarter of 2013, based on a weighted average share count of 27.4 million.

The Company’s net increase in net assets resulting from operations was $12.5 million during the first quarter of 2014, as compared to a net increase in net assets resulting from operations of $18.4 million during the first quarter of 2013. The Company’s net increase in net assets resulting from operations was $0.45 per share during the first quarter of 2014, based on a weighted average share count of 27.8 million, as compared to a net increase in net assets resulting from operations of $0.67 per share during the first quarter of 2013, based on a weighted average share count of 27.4 million.

The Company’s net asset value, or NAV, per share at March 31, 2014, was $15.72 as compared to $16.10 per share at December 31, 2013. As of March 31, 2014, the Company’s weighted average yield on its outstanding, currently yielding, debt investments was approximately 13.9%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer of the Company, stated, “Our liquidity remains strong, with approximately $275 million available through a combination of cash on hand, available SBA debentures and availability under our senior credit facility.  This diversified liquidity base will provide the foundation for our investing activities for the remainder of 2014.”

At March 31, 2014, the Company had cash and cash equivalents totaling $90.8 million, and $154.1 million of available borrowing capacity under its $165.0 million credit facility.

As of March 31, 2014, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $193.3 million with a weighted average interest rate of 4.1%. The Company has the ability to issue $31.3 million in additional SBA-guaranteed debentures.

Dividend and Distribution Information

On February 24, 2014, Triangle announced that its board of directors had declared a cash dividend of $0.54 per share which was the Company’s twenty-ninth consecutive quarterly dividend since its initial public offering in February, 2007. The record date for the dividend was March 12, 2014, and payment date was March 26, 2014.

In addition to its regular quarterly dividend, on February 12, 2014, Triangle announced two special distributions totaling $0.30 per share consisting of two equal payments of $0.15 per share. The record date for the first special distribution was March 5, 2014, and payment date was March 26, 2014. The second special distribution will be payable on June 25, 2014, to shareholders of record on May 28, 2014. Based on the regular quarterly dividend of $0.54 per share for the first quarter of 2014 and the special distributions totaling $0.30 per share, Triangle’s current annualized cash payout is $2.46 per share.

Recent Portfolio Activity

During the first quarter of 2014, Triangle made six new investments totaling $63.7 million and six investments in existing portfolio companies totaling $13.8 million. Also during the first quarter of 2014, the Company received four repayments totaling approximately $30.3 million and received normal principal repayments and partial loan prepayments totaling $19.3 million. In addition, the Company received proceeds related to the sale of certain equity securities totaling $2.3 million.

New investment transactions during the first quarter of 2014 are summarized as follows:

In January, 2014, the Company made a $9.8 million subordinated debt investment in On Event Services LLC, an Atlanta-based, national provider of live event productions and on-site audiovisual services.

In January, 2014, the Company made a $14.8 million investment in Justrite Manufacturing Company LLC (“Justrite”) consisting of subordinated debt and equity. Justrite designs, develops and supplies storage, handling and security products for hazardous materials, as well as environmental protection and spill containment devices.

In January, 2014, the Company made a $12.5 million investment in AGM Automotive, LLC (“AGM”) consisting of subordinated debt and equity. Headquartered in Troy, Michigan, AGM is a global supplier of automotive interior trim, lighting and electrical components.

In January, 2014, the Company made a $0.5 million equity investment in SPC Partners V, LP (“SPC”). SPC is a private equity fund that focuses on investing in manufacturers and marketers of consumer products.

In February, 2014, the Company made a $13.2 million investment in PetroLiance, LLC (“PetroLiance”) consisting of subordinated debt and equity. Headquartered in Raleigh, North Carolina, PetroLiance is a leading value-added, specialty distributor of industrial, commercial and passenger vehicle lubricants, fuel and ancillary products and services.

In March, 2014, the Company made a $13.0 million investment in Cafe Enterprises Inc. (“Cafe”) consisting of subordinated debt and equity. Cafe owns and operates Fatz Cafe restaurants throughout the southeastern United States, as well as Tablefields in Greenville, South Carolina, and Tavern 24 in Gastonia, North Carolina.

New portfolio investments subsequent to quarter end are summarized as follows:

In April, 2014, the Company made a $23.0 million investment in PCX Aerostructures, LLC (“PCX”) consisting of subordinated debt and equity. PCX manufactures aerospace components that are used in military and civilian aircraft.

Conference Call to Discuss First Quarter 2014 Results

Triangle has scheduled a conference call to discuss first quarter 2014 operating and financial results for Thursday, May 8, 2014, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 12, 2014. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 27211499.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until June 2, 2014.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.
Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements
This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com
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TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $565,681,884 and $528,021,069 at March 31, 2014 and December 31, 2013, respectively)	$578,923,349	$546,043,946
Affiliate investments (cost of $96,920,921 and $107,418,051 at March 31, 2014 and December 31, 2013, respectively)	97,897,491	107,536,534
Control investments (cost of $18,254,446 and $18,378,665 at March 31, 2014 and December 31, 2013, respectively)	13,189,579	10,792,709
Total investments at fair value	690,010,419	664,373,189
Cash and cash equivalents	90,838,247	133,304,346
Interest and fees receivable	3,705,941	5,255,760
Prepaid expenses and other current assets	3,473,128	831,544
Deferred financing fees	10,665,772	11,063,716
Property and equipment, net	76,425	60,525
Total assets	$798,769,932	$814,889,080
Liabilities:
Accounts payable and accrued liabilities	$1,743,559	$7,493,928
Interest payable	1,093,587	3,017,645
Taxes payable	—	1,064,544
Deferred income taxes	3,610,610	3,514,376
Borrowings under credit facility	10,860,711	11,221,246
Notes	149,500,000	149,500,000
SBA-guaranteed debentures payable	193,330,441	193,285,211
Total liabilities	360,138,908	369,096,950
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 27,903,696 and 27,697,483 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively)	27,904	27,697
Additional paid in capital	408,613,927	409,042,893
Investment income in excess of distributions	7,134,163	8,610,735
Accumulated realized gains	16,547,531	20,665,371
Net unrealized appreciation	6,307,499	7,445,434
Total net assets	438,631,024	445,792,130
Total liabilities and net assets	$798,769,932	$814,889,080
Net asset value per share	$15.72	$16.10

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013
Investment income:
Loan interest, fee and dividend income:
Non-Control / Non-Affiliate investments	$16,507,765	$17,187,501
Affiliate investments	3,576,791	2,963,029
Control investments	145,360	49,371
Total loan interest, fee and dividend income	20,229,916	20,199,901
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,997,777	3,250,548
Affiliate investments	730,657	958,379
Control investments	5,987	5,867
Total payment-in-kind interest income	3,734,421	4,214,794
Interest income from cash and cash equivalent investments	74,608	51,240
Total investment income	24,038,945	24,465,935
Operating expenses:
Interest and other financing fees	5,139,512	5,111,512
General and administrative expenses	5,056,092	4,120,958
Total operating expenses	10,195,604	9,232,470
Net investment income	13,843,341	15,233,465
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	272,201	578,782
Affiliate investments	—	1,274,000
Control investments	(208,553)	—
Net realized gains (losses)	63,648	1,852,782
Net unrealized appreciation (depreciation):
Investments	(1,498,470)	1,766,545
Foreign currency borrowings	360,535	—
Net unrealized appreciation (depreciation)	(1,137,935)	1,766,545
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(1,074,287)	3,619,327
Loss on extinguishment of debt	—	(412,673)
Provision for taxes	(266,555)	(20,303)
Net increase in net assets resulting from operations	$12,502,499	$18,419,816
Net investment income per share—basic and diluted	$0.50	$0.56
Net increase in net assets resulting from operations per share—basic and diluted	$0.45	$0.67
Dividends per share	$0.54	$0.54
Capital gain distributions per share	$0.15	$—
Weighted average number of shares outstanding—basic and diluted	27,805,108	27,433,290

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2014	March 31, 2013
Cash flows from operating activities:
Net increase in net assets resulting from operations	$12,502,499	$18,419,816
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchases of portfolio investments	(77,498,482)	(10,259,545)
Repayments received/sales of portfolio investments	51,808,786	9,274,946
Loan origination and other fees received	1,367,819	255,159
Net realized gain on investments	(63,648)	(1,852,782)
Net unrealized (appreciation) depreciation on investments	1,402,236	(1,325,156)
Net unrealized depreciation on foreign currency borrowings	(360,535)	—
Deferred income taxes	96,234	(441,389)
Payment-in-kind interest accrued, net of payments received	(1,472,204)	(3,685,061)
Amortization of deferred financing fees	397,944	389,394
Loss on extinguishment of debt	—	412,673
Accretion of loan origination and other fees	(835,536)	(734,094)
Accretion of loan discounts	(346,201)	(396,661)
Accretion of discount on SBA-guaranteed debentures payable	45,230	44,259
Depreciation expense	9,652	9,172
Stock-based compensation	1,338,072	630,006
Changes in operating assets and liabilities:
Interest and fees receivable	1,549,819	(1,481,469)
Prepaid expenses and other current assets	(2,641,584)	(190,613)
Accounts payable and accrued liabilities	(5,750,369)	(4,698,321)
Interest payable	(1,924,058)	(2,070,906)
Taxes payable	(1,064,544)	(2,976,193)
Net cash used in operating activities	(21,438,870)	(676,765)
Cash flows from investing activities:
Purchases of property and equipment	(25,552)	(10,220)
Net cash used in investing activities	(25,552)	(10,220)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	—	(20,500,000)
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,474,121)	—
Cash dividends/distributions paid	(18,527,556)	(14,071,764)
Net cash used in financing activities	(21,001,677)	(34,571,764)
Net decrease in cash and cash equivalents	(42,466,099)	(35,258,749)
Cash and cash equivalents, beginning of period	133,304,346	72,300,423
Cash and cash equivalents, end of period	$90,838,247	$37,041,674
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,404,312	$6,594,078
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$707,290	$797,027